FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Closes New $75 Million Senior Secured Revolving Credit Facility

CHICAGO, IL, July 21, 2011 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today the closing of a new $75 million Senior Secured Revolving Credit Facility through Golub Capital BDC Funding LLC, as borrower and a wholly owned subsidiary of Golub Capital BDC, Inc.

"This new multi-year credit facility nicely complements Golub Capital BDC, Inc.’s other two sources of long-term, low-cost, highly flexible debt--our securitization facility created last summer and our small business investment company," commented David B. Golub, Chief Executive Officer of Golub Capital BDC, Inc.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. principally invests in senior secured, unitranche, mezzanine and second lien loans of middle-market companies that are, in most cases, sponsored by private equity investors. Golub Capital BDC Inc.’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital, founded in 1994, is a leading lender to middle-market companies.  In 2010, Golub Capital was named "Middle Market Lender of the Year" by Buyouts Magazine and "Debt Financing Agent of the Year" by M&A Advisor. As of June 30, 2011, Golub Capital managed over $4.8 billion of capital, with a team of investment professionals in New York, Chicago and Atlanta.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Ross Teune
312-284-0111
rteune@golubcapital.com